SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K

                Current Report Pursuant to Section 13 or 15(d) of
                           The Securities Act of 1934



Date of Report (Date of earliest event reported):  April 14, 2000
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                               CENTURA BANKS, INC.
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               (Exact name of registrant as specified in charter)


North Carolina                      1-10646                   56-1688522
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(State of Incorporation)       (Commission File Number)      (IRS Employer
                                                           Identification No.)

134 North Church Street, Rocky Mount, North Carolina          27804
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(Address of principal executive office)                      (Zip code)


Registrant's telephone number, including area code:           (252) 454-4400
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                                       N/A
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          (Former name or former address, if changed since last report)






Exhibit Index on Page 4.


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Item 5.  Other Events
On April 14, 2000, Centura Banks, Inc. ("Centura") announced earnings for the three months ended March 31, 2000. Net income for the first quarter was $8.0 million or $0.20 per diluted share, including $39.4 million of merger-related charges incurred as a result of the February 18, 2000 merger with Triangle Bancorp, Inc. This compares with 1999's first quarter net income of $27.2 million or $0.67 per diluted share, also including merger-related charges totaling $8.4 million related to the first quarter 1999 merger with First Coastal Bankshares, Inc. Excluding these merger-related charges, diluted earnings per share for the three months ended March 31, 2000 and 1999 were $0.90 and $0.80 per diluted share, respectively.

A press release is attached as Exhibit 99.

This press release may contain various forward-looking statements that involve risks and uncertainties that could cause actual results to differ from estimates. A discussion of the various factors, including factors beyond Centura's control, that could cause Centura's results to differ materially from those expressed in such forward-looking statements is included in Centura's Form 10-K for the year ended December 31, 1999 as filed with the Securities and Exchange Commission.




Item 7.  Financial statements and Exhibits.
The exhibit listed in the Exhibit Index is filed herewith as part of this Current Report on Form 8-K.

                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.


                                                     CENTURA BANKS, INC.
                                                     Registrant


Date: April 14, 2000                        By:      /s/ Steven Goldstein
                                                     Steven Goldstein
                                                     Chief Financial Officer

                                  EXHIBIT INDEX

                                                                  Sequential
                                                                     Page
Exhibit                     Description of Exhibit                   Number
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99        Press release dated April 14, 2000                       5